SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  January 28, 1997
                                                          (January 19, 1997)

                               FIRST USA, INC.
              (Exact Name of Registrant as Specified in Charter)

           DELAWARE                1-11-3030            75-2291060
           (State or Other         (Commission          (IRS Employer
           Jurisdiction            File Number)         Identifica-
           of Incorporation)                            tion No.)

              1601 ELM STREET, 47TH FLOOR, DALLAS, TEXAS        75201
              (Address of Principal Executive Offices)       (Zip Code)

                                 214-849-2000
             (Registrant's telephone number, including area code)


          ITEM 5.  OTHER EVENTS

               On January 19, 1997, First USA, Inc., a Delaware corporation ("First USA"), and Banc One Corporation, an Ohio corporation ("Banc One"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of First USA with and into Banc One, with Banc One as the surviving corporation following the Merger. The transaction will be accounted for as a pooling of interests and will qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger, which was unanimously approved by the Boards of Directors of both Banc One and First USA, is expected to occur in the second quarter of calendar 1997 shortly after all the conditions to the consummation of the Merger, including obtaining applicable stockholder and regulatory approvals, are met or waived.

               Pursuant to the Merger Agreement, (A) each share of the common stock, par value $.01 per share (the "First USA Common Stock"), of First USA issued and outstanding immediately prior to the Merger (other than shares of First USA Common Stock held in First USA's treasury or held directly or indirectly by Banc One or First USA or any of their respective wholly owned subsidiaries, but including shares of First USA Common Stock (i) held directly or indirectly by First USA or Banc One or any of their respective wholly owned subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) held by First USA or Banc One or any of their respective subsidiaries in respect of a debt previously contracted) will be converted into the right to receive 1.1659 shares (the "Common Exchange Ratio") of the common stock, without par value, of Banc One (the "Banc One Common Stock") and (B) each share of the 6-1/4% Convertible Preferred Stock of First USA issued and outstanding immediately prior to the Merger will be converted into the right to receive one share of 6-1/4% Convertible Preferred Stock of Banc One, which will have terms substantially the same as the terms of the First USA 6-1/4% Convertible Preferred Stock, except that it will be convertible into Banc One Common Stock instead of First USA Common Stock as adjusted to reflect the Common Exchange Ratio. Pursuant to the Merger Agreement, First USA has agreed to call the First USA 6-1/4% Convertible Preferred Stock for redemption on May 20, 1997, the earliest date permitted under the terms of such securities.

               Concurrently with the execution and delivery of the Merger Agreement, First USA and Banc One entered into reciprocal stock option agreements, each dated as of January 19, 1997 (together, the "Stock Option Agreements"). Pursuant to the Stock Option Agreements, First USA granted Banc One an option to purchase up to 24,480,231 shares of First USA Common Stock at a price of $46.50 per share and Banc One granted First USA an option to purchase up to 85,025,391 shares of Banc One Common Stock at a price of up to $45.125 per share. Each option is exercisable only upon the occurrence of certain events described therein, none of which has occurred. The number of shares subject to each of the Stock Option Agreements is subject to customary antidilution adjustments.

               The Merger Agreement contains certain covenants of the parties pending consummation of the Mergers. Generally, First USA and Banc One and their subsidiaries must carry on their businesses in the ordinary course consistent with past practice. First USA and its subsidiaries (other than First USA Paymentech, Inc.) may not, among other things, without the prior written consent of Banc One (i) adjust, split, combine or reclassify any capital stock, (ii) pay any dividends except for regular quarterly dividends on the First USA Common Stock and on the First USA 6-1/4% Convertible Preferred Stock and except for dividends paid in the ordinary course of business by its subsidiaries, (iii) grant any stock appreciation rights or rights to acquire shares of its capital stock, (iv) issue any additional shares of capital stock, except pursuant to outstanding stock options, and, subject to certain specified limitations, other employee benefit plans, upon conversion or redemption of the First USA 6-1/4% Convertible Preferred Stock, subject to certain specified limitations, pursuant to First USA's Dividend Reinvestment and Stock Purchase Plan and Outside Directors Stock Option Plan, pursuant to the Stock Option Agreement or with Banc One's consent (which may not be unreasonably withheld) in connection with the hiring of new employees in the ordinary course of business consistent with past practice, or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock. Under the Merger Agreement, First USA and its subsidiaries (other than First USA Paymentech, Inc.) are also subject to certain restrictions and limitations on, among other things, charter amendments, the sale or encumbrance of assets (except for sales of receivables in connection with securitization transactions), the incurrence of indebtedness except for indebtedness incurred in the ordinary course of business, such as the issuance of asset backed securities, bank notes or deposit notes, acquisitions and investments, entering into material agreements and certain increases in employee compensation and benefits. In addition, pursuant to the Merger Agreement, First USA has agreed not to solicit, encourage or authorize any other person to solicit any third party acquisition proposals.

               Banc One and its subsidiaries may not, among other things, without the prior written consent of First USA
          (i) adjust, split, combine or reclassify any capital stock, (ii) pay any dividends except for regular quarterly dividends on the Banc One Common Stock and on the Series C Preferred Stock of Banc One and except for dividends paid in the ordinary course of business by its subsidiaries or (iii) make any extraordinary distribution on any shares of its capital stock.

               Banc One and First USA intend that, following the Merger, John C. Tolleson, the Chairman of the Board and Chief Executive Officer of First USA, will be appointed to the Board of Directors of Banc One. Following the Merger, Richard W. Vague, the President of First USA, will become Chairman and Chief Executive Officer of First USA, which will operate the combined company's credit card operations. Mr. Vague and certain other officers of First USA and its subsidiaries will be offered employment agreements by Banc One which will become effective upon consummation of the Merger.

               Consummation of the Merger is subject to certain standard conditions, including, but not limited to, approval of the Merger Agreement by the stockholders of First USA and Banc One, the receipt of all required regulatory approvals and the making of all necessary governmental filings. It is also a condition to Banc One's obligations under the Merger Agreement that Mr. Vague and certain other officers of First USA and its subsidiaries enter into the employment agreements offered to them by Banc One. Stockholder meetings to vote on the Merger will be convened as soon as practicable and are expected to be held early in the second quarter of calendar 1997. Stockholder approval requires the affirmative vote of a majority of the outstanding shares of First USA Common Stock, each of which has one vote, and First USA 6-1/4% Convertible Preferred Stock, each of which has four-fifths of one vote, voting together as a class, and a majority of the outstanding shares of Banc One Common Stock.

               The Merger Agreement may be terminated under certain circumstances, including by mutual consent of First USA and Banc One; by either company if the requisite stockholder approvals have not been obtained; by either company as a result of a legal or regulatory prohibition; by the non-breaching company if there occurs a material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement which is not cured within 45 days following receipt of notice thereof; by either company, if the Merger shall not have been consummated on or before December 31, 1997, unless the failure of the Merger to have been consummated is due to the failure of the company seeking to terminate the Merger Agreement to perform its covenants under the Merger Agreement; and by First USA, if its Board of Directors so determines during the two-day period commencing at the close of business ten days prior to the date scheduled for the consummation of the Merger, if the average closing price of the Banc One Common Stock for the previous ten trading days is less than $38.60 (the equivalent of $45.00 in value of Banc One Common Stock issuable for each share of First USA Common Stock in the Merger, based on the Common Exchange Ratio of 1.1659).
          If First USA elects to terminate in such event, Banc One has the option to increase the Common Exchange Ratio such that the value of the Banc One Common Stock issuable for each share of First USA Common Stock, based on such ten day trading period, equals $45.00.

               The Merger Agreement and the Stock Option Agreements are attached as exhibits hereto and are incorporated by reference in their entirety. The foregoing summaries of the Merger Agreement and the Stock Option Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

          ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS

          (c)   Exhibits

          Exhibit 2.1 Agreement and Plan of Merger dated as of January 19, 1997 by and between Banc One
                         Corporation and First USA, Inc.

          Exhibit 99.1 Stock Option Agreement, dated January 19, 1997, between First USA, Inc., as issuer, and Banc One Corporation, as grantee.

          Exhibit 99.2 Stock Option Agreement, dated January 19, 1997, between Banc One Corporation, as issuer, and First USA, Inc., as grantee.


                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  January 28, 1997

                                   FIRST USA, INC.
                                       (Registrant)

                                   By: /s/ Philip E. Taken

                                   Name:  Philip E. Taken
                                   Title: Senior Vice President and
                                          General Counsel


                                EXHIBIT INDEX

          Exhibit

          Exhibit 2.1 Agreement and Plan of Merger dated as of January 19, 1997 by and between Banc One
                         Corporation and First USA, Inc.

          Exhibit 99.1 Stock Option Agreement, dated January 19, 1997, between First USA, Inc., as issuer, and Banc One Corporation, as grantee.

          Exhibit 99.2 Stock Option Agreement, dated January 19, 1997, between Banc One Corporation, as issuer, and First USA, Inc., as grantee.